AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2006

                                                     REGISTRATION NO. 333-122567
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NBOG BANCORPORATION, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

         GEORGIA                       6021                       58-2554464
-------------------------    --------------------------      -------------------
(State or jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
    incorporation or         Classification Code Number)     Identification No.)
     organization)


                               807 DORSEY STREET
                           GAINESVILLE, GEORGIA 30501
                                 (770) 297-8060
                                 --------------
          (Address, and telephone number of principal executive offices)

                                                          COPIES TO:
            W. BRYAN HENDRIX                         KATHRYN KNUDSON, ESQ.
         NBOG BANCORPORATION, INC.                   POWELL GOLDSTEIN LLP
           807 DORSEY STREET                         ONE ATLANTIC CENTER
        GAINESVILLE, GEORGIA  30501                   FOURTEENTH FLOOR
             (770) 297-8060                  1201 WEST PEACHTREE STREET, N.W.
             --------------
   (Name, address, and telephone number          ATLANTA, GEORGIA  30309-3488
          of agent for service)                         (404) 572-6952


Approximate date of proposed sale to the public: As soon as practicable after the date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE:
---------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of                                 Proposed Maximum          Proposed Maximum            Amount of
Securities to be Registered  Amount to be Registered  Offering Price per Unit   Aggregate Offering Price   Registration Fee
---------------------------  -----------------------  ------------------------  -------------------------  ----------------
Common Stock,
No par value                               1,493,301  $                   4.00  $               5,973,204  $     703.05 (1)
---------------------------------------------------------------------------------------------------------------------------

(1)  Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment to the Registrant's Registration Statement on Form SB-2 is being filed to deregister the remaining 1,371,472 shares of Registrant's common stock, no par value, that were originally registered on this Form SB-2 but were not sold prior to the completion of the offering on March 31, 2006 in accordance with the terms of the prospectus.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned in the City of Gainesville, State of Georgia, on this 8th day of August, 2006.

                                        NBOG BANCORPORATION, INC.

                                        By:  /s/ W. Bryan Hendrix
                                             --------------------
                                             W. Bryan Hendrix
                                             Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities stated and on the 8th day of August, 2006.

                   SIGNATURE                            CAPACITY
                   ---------                            --------

                       *                                Chairman
            ------------------------
                 Ann M. Palmour

                       *                                Director
            ------------------------
                 Paula M. Allen

                       *                                Director
            ------------------------
            Shelley Palmour Anderson

                       *                                Director
            ------------------------
                Kathy L. Cooper

                       *                                Director
            ------------------------
                Lanny W. Dunagan

                       *                                Director
            ------------------------
              Gilbert T. Jones, Sr.
                                             Principal Executive, Financial
              /s/ W. Bryan Hendrix               and Accounting Officer
            ------------------------
               W. Bryan Hendrix

                       *                                Director
            ------------------------
             Dr. Wendell A. Turner

      *     By:   /s/ W. Bryan Hendrix
                  --------------------
                  W. Bryan Hendrix
                  Attorney-in-Fact
                  August 8, 2006